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                                                                       EXHIBIT j

                         INDEPENDENT AUDITORS' CONSENT
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The Board of Directors and Shareholders
Short-Term Investments Co.:

We consent to the use of our reports on the Liquid Assets Portfolio and the Prime Portfolio (series portfolios of Short-Term Investments Co.) dated October 6, 2000 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Reports" in the Statements of Additional Information.

/s/ KPMG LLP
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KPMG LLP

Houston, Texas
December 19, 2000